STOCK PURCHASE AND SALE AGREEMENT

by and between

The Enviromart Companies, Inc. (“Seller”); Enviromart Industries, Inc. (“Company”)

And

Michael R. Rosa (“Purchaser”)

Dated as of March 21, 2016

EXECUTION COPY

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of March 21, 2016 , is by and between The Enviromart Companies, Inc., a Delaware Corporation (“Seller”), Enviromart Industries, Inc., a Delaware Corporation that is a wholly-owned subsidiary of Seller (the “Company”), each having its principal place of business at 4 Wilder Dr., #7, Plaistow, NH 03865, and Michael R. Rosa, an individual with an address of 4 Wilder Dr., #, 7, Plaistow, NH 03865 (the “Purchaser”) (collectively, sometimes referred to as the “Parties”).

RECITALS

A.

Reference is made to that certain Agreement by and between Mark Shefts, the Seller, and the Purchaser, dated July 14, 2014 (“Investment Agreement”), under which such persons agreed, among other things, that, under specified conditions, the Seller would transfer the all of the issued and outstanding shares of common stock of the Company (the “Company Shares”) to the Purchaser.

“Agreement” has the meaning set forth in the preamble.

 “Closing Balance Sheet” has the meaning specified in Section 5.

“Company” has the meaning set forth in the preamble.

“Company Shares” has the meaning set forth in the recitals.

“Governmental Authority” means any government or political subdivision or regulatory body, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator.

“Indemnified Person” means any person entitled to be indemnified under Section 9.

“Indemnifying Person” means any person obligated to indemnify another person under Section 9.

“Law” means any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority.

“Lien” means any mortgage, lien, pledge, encumbrance, security interest, claim, charge, and/or defect in title or other restriction.

“Order” means any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.

“Parties” has the meaning set forth in the preamble.

“Permit” means any permit, license, approval, consent, or authorization issued by a Governmental Authority.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust, or other entity.

“Proceeding” means any complaint, action, lawsuit, hearing, investigation, charge, audit, claim or demand.

“Purchase Price” has the meaning set forth in Section 3.

“Purchaser” has the meaning set forth in the preamble.

“Seller” has the meaning set forth in the preamble.

“Seller Shares” has the meaning set forth in Section 3.

“Third Party Action” means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

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2.

PURCHASE AND SALE OF STOCK.

2.1

Purchase of Company Shares.

Subject to the provisions of this Agreement, the Seller agrees to sell, and Purchaser agrees to purchase, at the Closing (as defined in Section 2.2 hereof), the Company Shares, which shares constitute, and will constitute at the Closing, 100% of the issued and outstanding capital stock of the Company.

2.2

Time and Place of Closing.

The closing of the purchase and sale provided for in this Agreement (herein called the “Closing”) shall be held on April 30, 2016 or at such other date or time as may be fixed by mutual agreement of the parties (the “Closing Date”), but shall be effective March 31, 2016. In no event shall the Closing Date be extended beyond May 30, 2016.

2.3

Instruments of Conveyance.

In addition to any other documents to be delivered under other provisions of this Agreement, in order to convey the Company Shares, at the Closing: the Seller shall deliver to Purchaser (a) certificates for all the Company Shares owned by Seller, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures notarized, if requested by Purchaser and (b) such other documents as may be required to effect a valid transfer of the Company Shares by the Seller, free and clear of any and all Encumbrances under Article 8 of the Uniform Commercial Code of the State of New Hampshire or otherwise. Such instruments of transfer (i) shall be in the form and substance reasonably satisfactory to Purchaser, and (ii) shall effectively vest in Purchaser good and marketable title to all the Company Shares, free and clear of all Encumbrances.

In addition to any other documents to be delivered under other provisions of this Agreement, in order to convey the Seller Shares, at the Closing: Purchaser shall deliver to the Seller: (a) certificates for all the Seller Shares owned by Purchaser, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures medallion guaranteed and (b) such other documents as may be required to effect a valid transfer of the Seller Shares by the Purchaser, free and clear of any and all Encumbrances under Article 8 of the Uniform Commercial Code of the State of New Hampshire or otherwise. Such instruments of transfer (i) shall be in the form and substance reasonably satisfactory to Seller, and (ii) shall effectively vest in Seller good and marketable title to all the Seller Shares, free and clear of all Encumbrances..

3.

PURCHASE PRICE

3.1

Purchase Consideration.  In consideration of the Seller’s transfer of the Company Shares to the Purchaser, the Purchaser shall surrender to the Seller, for cancellation at the Closing,  12,657,500 shares of Seller’s common stock (the “Seller Shares”) (the “Purchase Price”), along with stock powers executed in blank with signatures medallion guaranteed.  Such shares shall be endorsed by Purchaser so as to permit them to be returned to the status of authorized and unissued shares.

3.2

Title.  Upon receipt of the Purchase Price, all Seller’s right, title and interest in and to the Company Shares, shall, without further action on the part of the Seller, be vested in the Purchaser free and clear of any and all Liens.

4.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser and the Company as follows:

4.1

Execution, Delivery and Performance of Agreement.  The Seller has the power and authority to execute, deliver and perform fully his obligations under this Agreement.

4.2

Title to Company Shares.  Seller is the record and beneficial owner of the Company Shares and is in possession of the certificate(s) evidencing such ownership.  The Company Shares to be delivered by Seller to Purchaser pursuant to this Agreement will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances, under Article 8 of the Uniform Commercial Code of the State of New Hampshire or otherwise.

4.3

Enforceability.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller and constitute the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with its terms.

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4.4

No Conflict.  Neither the execution of this Agreement, nor the performance by the Seller of its obligations hereunder will violate or conflict with any agreement by which the Seller is bound, or any applicable Law or Order.

4.5

Consents.  No consent of any third party or Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement and/or the consummation of the transactions contemplated hereby.

5.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER & COMPANY

The Purchaser and the Company hereby represent and warrant to the Seller as follows:

5.1

Existence and Good Standing.  The Seller is a Delaware Corporation, duly formed, validly existing and in good standing under the laws of the state of Delaware.

5.2

Execution, Delivery and Performance of Agreement.  The Purchaser and the Company each have the power and authority to execute, deliver and perform fully their respective obligations under this Agreement.

5.3

Enforceability.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Purchaser and the Company and constitute the valid and legally binding obligations of each of them, enforceable against them in accordance with its terms.

5.4

No Conflict.  Neither the execution of this Agreement, nor the performance by the Purchaser and the Company of their respective obligations hereunder or thereunder will violate or conflict with the Company or Purchaser’s entry into or performance under this Agreement or the Company’s organizational documents, or any applicable Law or Order.

5.5

Consents.  No consent of any third party or Governmental Authority is required in connection with the execution and delivery by the Purchaser or the Company of this Agreement and/or the consummation of the transactions contemplated hereby.

5.6

Closing Balance Sheet.  Attached hereto as Exhibit A is a balance sheet of the Seller, prepared by Seller’s President and CFO, which shall be delivered at the Closing and dated as of the Closing Date (the “Closing Balance Sheet”), and which shall reflect that the Seller, after giving effect to the transactions contemplated hereby, has zero assets and zero liabilities as of the Closing Date. In the preparation of the Closing Balance Sheet, the following provisions shall apply:

 (a) GAAP.  The Closing Balance Sheet shall be prepared in accordance with GAAP.

(b) Consistency.  The same accounting principles, practices, procedures and policies that were used in preparing the Seller Balance Sheet dated December 31, 2015 shall be used in preparing the Closing Balance Sheet, and the computational methods and assumptions used in preparing the Seller Balance Sheet shall be used in the preparation of the Closing Balance Sheet.  If the Company has no consistent practice or if the Company’s consistent practice is not in accordance with GAAP, GAAP shall be applied.

5.7

Financial Statements. The Closing Balance Sheet is complete and correct and fairly presents the financial position of the Seller on the Closing Date.  Such Closing Balance Sheet has been prepared in accordance with GAAP consistently applied throughout the periods involved and prior periods, except for the omission of footnotes otherwise required by GAAP in the case of interim financial statements.

5.8

Absence of Undisclosed Liabilities.

As of the Closing Date, the Seller has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due).

5.9

Payment of Taxes.

(a) The Seller has duly and timely filed, after taking into account valid extensions therefore, all Tax Returns required to be filed by it with any Governmental Authority with respect to Taxes.  All of the Tax Returns are complete and correct in all respects.

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 (b) With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, adequate provision has been made in the Closing Balance Sheet.  The provisions for Taxes reflected in the Closing Balance Sheet are adequate to cover any liabilities of the Seller for Taxes in respect of its business, properties and operations during the periods covered by said financial statement and all prior periods.  Any Taxes which the Seller is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper Governmental Authorities as required by Law.

5.10

Seller SEC Reports.

 (a) The Seller has filed or caused to be filed all registration statements, prospectuses, reports, schedules, forms or statements, and other documents (including exhibits and other information incorporated therein), required to be filed by it with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act for the last three fiscal years of the Seller (the “Seller SEC Reports”) As of their respective dates, the Seller SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Reports, and none of the Seller SEC Reports when filed (or, if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of Seller included in the Seller SEC Reports (including any related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K, as applicable, of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Seller and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments (which were not and are not expected to be material in amount).

5.11

Disclosure of Material Information.

Neither this Agreement, nor the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Purchaser or the Company pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.  There is no fact which has a Material Adverse Effect on the Seller or its business or may in the future (so far as can now be reasonably foreseen), may have a Material Adverse Effect on the Seller or its business which has not been specifically disclosed herein or on a Schedule hereto.

6.

COVENANTS OF PURCHASER AND COMPANY PRIOR TO CLOSING

The Company and the Purchaser each hereby covenant and agree with the Seller as follows:

6.1

Access to Information.

From and after the date hereof, at reasonable times and upon reasonable notice to the Company, the Seller shall be entitled, through its employees, advisors and Representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and the business of the Seller and, to make such examination of the books, records and financial condition of the Seller and the business of the Seller, as Seller reasonably requests.  No investigation by Seller shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company or Purchaser under this Agreement.  The Company and Purchaser shall furnish the Representatives of Seller with all information and copies of documents concerning the affairs of the business of the Seller and Company as such Representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of Seller and the Company to cooperate fully with such Representatives in connection with such review and examination and shall make full disclosure to Seller of all material facts affecting the financial condition and business operations of the Seller and the Company.

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6.2

Seller SEC Filings.  The Purchaser and the Company shall cause the Company’s President and CFO to prepare, at the Company’s expense, and cause to be filed in a timely manner the following Seller SEC reports: Annual Report on Form 10K for the year ended December 31, 2015, Quarterly Reports on Form 10Q for the interim periods through and including the Closing Date, and all Current Reports with respect to all matters that are reportable through and including the Closing Date.  The legal and accounting fees associated with the Seller SEC filings shall be paid by the Company out of Company funds collected by The Rushcap Group, Inc. (“Rushcap”) pursuant to the Inventory Financing Agreement dated June 19, 2015, as it may be amended from time to time (“Inventory Financing Agreement”). To the extent such funds collected by Rushcap are insufficient to pay such fees, Rushcap shall pay such fees on behalf of the Company and the amount of any such payments shall be deemed advanced to the Company by Rushcap and added to the amount owed by the Company to Rushcap under the Inventory Financing Agreement.

6.3

Transaction Costs.  The Purchaser and the Company shall reimburse the Seller for all professional fees and expenses incurred in connection with the transactions contemplated hereby.  The professional fees associated with the transactions contemplated hereby shall be paid by the Company out of Company funds collected by The Rushcap Group, Inc. pursuant to the Inventory Financing Agreement. To the extent such funds collected by Rushcap are insufficient to pay such fees, Rushcap shall pay such fees on behalf of the Company and the amount of any such payments shall be deemed advanced to the Company by Rushcap and added to the amount owed by the Company to Rushcap under the Inventory Financing Agreement.

6.4

Seller’s Corporate Records.  The Purchaser and the Company shall cause the Seller’s President and CFO to deliver at the Closing all the corporate records and documents of the Seller, including without limitation, contracts, agreements, and corporate and financial records of every nature and kind.

6.5

Affirmative Covenants with Respect to Ordinary Course of Business.

Between the date of this Agreement and the Closing, the Seller will, and will cause the Company to, do each of the following with respect to the Company and the Seller:

(a) conduct the Seller and the Company’s business only in the ordinary course of business;

(b) prevent any change with respect to its banking arrangements;

(c) keep intact its current business organization, to keep available its present officers, agents and employees and to preserve the goodwill of those persons having business relations with it;

(d) withhold or remit with respect to any employees all employment taxes;

(e) maintain true, correct and complete books of accounts and records relating to the business of the Seller and the Company;

(f) comply in all respects with all Laws applicable to the conduct of the Seller and Company’s business or its properties or assets;

(g) pay any and all Taxes imposed upon the Seller it or its income, profits or assets, or otherwise required to be paid by it;

(h) pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any of the Seller’s assets;

(i) File all Seller SEC Reports required by Section 6.2 hereof.

6.6

Negative Covenants with Respect to Ordinary Course of Business.

Between the date of this Agreement and the Closing, the Sellers will, and will cause the Company to, do the following with respect to the Company and the Seller:

(a) refrain from making any purchase, sale or disposition of any asset or property of the Seller and from mortgaging, pledging or, subjecting to any encumbrance any of its properties or assets;

(b) refrain from entering into any contract or commitment;

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(c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or;

(d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

(e) refrain in from making any change or incurring any obligation to make a change in its Articles of Organization or by-laws or its authorized or issued capital stock or any other of its securities, including warrants and options;

(f) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of the Seller;

(g) refrain from entering into any employment contract or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

(h) refrain from instituting, terminating, changing or making any representations, either oral or written, to increase or change any benefit plan or adopting any new benefit plan;

(i) refrain from making any change in accounting methods or practices;

(j) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

(k) refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

(l) refrain from agreeing to any audit assessment by any Governmental Authority or filing any Tax Return, or amendment thereto, unless copies of such Tax Returns have been delivered to the Seller’s chairman for its review and approval prior to filing, or from revoking any tax election or making any agreement or settlement related to Taxes with any Governmental Authority;

(m) refrain from taking any action or permitting the Company or Seller to take any action which would cause any Governmental Authority to institute Proceedings regarding the Company or the Seller or take any other action which would result in the Seller or the Company being in noncompliance in any material respect with the requirements of any Governmental Authority having jurisdiction thereof; and

(n) refrain from issuing any securities of the Company or the Seller

6.8

Notification of Breach of Representations and Warranties.

Promptly upon the Purchaser, the Company or the Seller’s President having knowledge thereof, such persons shall advise the Seller’s Chairman in writing of (i) any material adverse change with respect to Seller; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been required to be disclosed herein or delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, and the Purchaser, the Company and the Seller’s President shall use their best efforts to prevent or promptly remedy the same.

6.9

Consummation of Agreement.

Each of the Purchaser, the Company and Seller’s President shall use his/its best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.  To this end, the Company, Purchaser and Seller will obtain all necessary authorizations or approvals, including those of the stockholders and Board of Directors of the company and Seller, as applicable.

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6.10

 Exclusive Dealing.

(a) Until such time as  this Agreement is terminated in accordance with its terms, none of the Purchaser, the Company, the Seller, nor any of their respective directors, officers, employees or Representatives will, directly or indirectly:  (i) encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in any negotiations with any third person or entity (other than the Seller’s Chairman) concerning any merger, consolidation or other business combination involving the Company or the Seller or acquisition of any portion of their assets or business (other than in the ordinary course of business), or encourage, solicit, initiate or entertain inquiries or proposals concerning, or which could reasonably be expected to lead to, any of the foregoing (an “Acquisition Transaction”); or (ii) negotiate or take any other action intended or designed to facilitate the efforts of any third person or entity (other than Seller) relating to a possible Acquisition Transaction, or (ii) enter into any arrangements, agreements or understanding requiring the Purchaser, the Company or Seller to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

(b) The Purchaser and Company will immediately notify the Seller’s Chairman regarding any contact between the Purchaser, Seller or the Company or any of their respective officers, directors or Representatives and any other person regarding any such offer or proposal or any related inquiry.

6.11

Assumption of Liabilities. In consideration of the mutual covenants and agreements contained herein, effective as of the Closing Date, the Seller does hereby assign to the Purchaser and the Company, and the Purchaser and the Company, hereby acknowledge and accept the Seller’s assignment to the Company and the Purchaser of all of the Seller’s right, title, benefit, privileges and interest in and to, and the Company and the Purchaser hereby jointly and severally assume and agree to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge any and all of the liabilities of  the Seller  to be observed, performed, paid or discharged from and after the Closing Date. Each of the Purchaser and the Company covenants and agrees, at its own expense, to execute and deliver, at the request of the Seller, such further instruments of transfer and assignment and to take such other action as Seller may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Section 6.11.

6.12

Further Assurances.  After the date hereof, at the reasonable request of the other party, the Seller and Purchaser/Company shall execute and deliver or cause to be executed and delivered to the other party such documents or other instruments as required by this Agreement, in order to implement the transactions contemplated by this Agreement.

7.

CONDITIONS TO SELLER’S OBLIGATIONS.

The obligation of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this section 7 will have been completed.

7.1

Representations; Warrantees; Covenants. Each of the representations and warranties of the Company and Purchaser contained in Section 5 shall be true and correct as though made on and as of the Closing Date, and the Company, the Seller and the Purchaser shall, on or before the Closing have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing.  .

7.2

 No Bankruptcy. The Seller shall not (i) have commenced a voluntary Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) have an involuntary Proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property, or (iii) have consented to any such relief or to the appointment of or taking possession by any such official against it, or (iv) have made a general assignment for the benefit of its creditors, or (iii) have an attachment placed on all or a significant portion of its assets

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7.3

 Absence of Certain Litigation.  There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) Proceeding by a private party pending before any Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Seller is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Seller, in connection with the consummation of any material transaction contemplated hereby..

7.4

Resignations of Officers and Directors; Releases. The Seller shall have delivered to Seller’s Chairman prior to Closing:

(a)

a complete and correct list of all of the officers and directors of the Seller and the written resignations of such of the officers, directors of the Seller (other than its Chairman), which resignations will be effective no later than the Closing Date.

(b)

A release substantially in the form of Exhibit B hereto received from each of the Purchaser, the Company (and its officers and directors), and the Seller’s officers and directors.

(c)

the termination and release of any right to acquire capital stock of the Company (including under warrants, options or convertible securities).

7.5

Execution of Instruments of Conveyance and Additional Documents. The Company and the Sellers shall have caused the following documents to be delivered (or tendered subject only to Closing) to Seller: each of the documents and instruments required by Section 2.3 hereof.

7.6

Closing Certificate of Purchaser and Company. The Company and Purchaser shall have delivered one or more certificates of the Purchaser and President of each of the Company and the Seller, dated as of the Closing Date, as to such matters as the Seller shall reasonably request.

8.

CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

The obligation of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this Section 8 will have been completed.

8.1

Representations; Warrantees; Covenants. Each of the representations and warranties of Purchaser and the Company contained in Section 5 shall be true and correct [as though made on and as of the Closing Date and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing.  Buyer shall have delivered to Sellers a certificate of Buyer dated as of the Closing to the foregoing effect.

8.2

.22Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) Proceeding by a private party pending before any Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of Purchaser is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Company, in connection with the consummation of any material transaction contemplated hereby.

8.3

Closing Certificate of Seller. The Seller shall have delivered one or more certificates, dated as of the Closing Date, as to such matters as the Purchaser shall reasonably request.

The obligation of the Purchaser to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this Section 8 will have been completed.

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9.

 INDEMNIFICATION

9.1

Survival; Right to Indemnification Not Affected By Knowledge or Materiality.

(a)

All representations, warranties, covenants, and obligations in this Agreement, will survive the execution of this Agreement and the Closing of the transactions contemplated hereby.

(b)

The right of the Indemnified Party to indemnification for losses or other remedy based on breach of the  representations, warranties, and/or covenants set forth in this Agreement will not be affected by the closing of the transaction contemplated by this Agreement, or any information of which the Indemnified Party may have imputed or constructive knowledge prior to the Closing Date, provided that the rights and remedies of the Indemnified Party in respect of any of the foregoing shall not extend to any event or matter which otherwise might have affected such rights and remedies as provided in any specific written waiver or release by the Indemnified Party.

(c)

For the purpose of determining whether there is a claim for losses under this Section and calculation of the amount of such losses, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the knowledge of any person, or words to similar effect, shall be disregarded.

9.2

Indemnification by the Company and Purchaser

Subject to the limitations in Section 9.3 below, and in consideration of the transfer of the Company Shares, the Company and the Purchaser, jointly and severally, shall defend, indemnify and hold the Seller harmless from and against any losses, liabilities or expenses, including reasonable attorney’s fees, directly incurred by Seller resulting from any Third Party Action that is instituted against it, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements made by the Purchaser and/or Company in or pursuant to this Agreement, including without limitation any claim arising out of the Purchaser or Company’s failure to comply with Section 12.12 hereunder relating to the payment of assumed liabilities.

9.3

Limitations on Indemnification by the Company and Purchaser.

The right to indemnification under Section 9.2 is subject to the following limitations:

(a)

The Company and the Purchaser shall have no liability under Section 9.2 unless Seller gives reasonably prompt written notice to the Company and Purchaser asserting a claim for losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of a period of six years after the date hereof for all claims of any type or nature whatsoever.

9.4

Defense of Third Party Actions.

(a)

Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give prompt written notice to the potential Indemnifying Person of such action.

(b)

The Indemnified Person shall control the defense and settlement of any Third Party Action asserted against it. The Indemnifying Person shall render all assistance as shall be reasonable and shall have the right to participate in and appoint its own counsel (at its own cost) and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person.

(c)

Each Indemnifying Person hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

9.5

Payment of Indemnification.

Subject to Section 9 above, claims for indemnification under this Section shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after receipt of written notice thereof given by the Indemnified Person in writing.

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10.

SURVIVAL AND REMEDIES

10.1

Survival.  The provisions contained in Sections 5,6,7,8,9,10 and 11 shall survive any termination of this Agreement.

10.2

Remedies.

The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law.  In the event of any action to enforce the provisions of this Agreement, Purchaser and Company shall waive the defense that there is an adequate remedy at law.  Purchaser and Company acknowledge that the Seller Shares are unique and cannot be obtained on the open market.  Without limiting any remedies Seller may otherwise have hereunder or under applicable law, in the event Purchaser or Company refuse to perform their respective obligations under this Agreement, Seller shall have, in addition to any other rights at law or equity, the right to specific performance.

11.

TERMINATION OF AGREEMENT.

Termination.

At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Seller if the conditions stated in Article 7 have not been satisfied at or prior to the Closing, (d) by the Purchaser if the conditions stated in Article 8 have not been satisfied at or prior to the Closing, or (f) if the Closing shall not have occurred and the transactions contemplated hereby consummated by April 30, 2016; provided that the right to terminate under this Section shall not be available to any parties whose breach has been the cause of such failure to close..

11.1

Effect of Termination.

If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages.  In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party).  Notwithstanding such termination, the provisions of Section 9, 10, 12.1 and 12.2 shall survive the termination of this Agreement.

11.2

 Right to Proceed.

Notwithstanding anything in this Agreement to the contrary, (a) if any of the conditions specified in Article 7 hereof have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and (b) if any of the conditions specified in Article 8 hereof have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.  In each such case, the party electing to proceed shall have the right to require all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the other parties and shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof.

12.

MISCELLANEOUS

12.1

Confidentiality.  In the event that the transactions contemplated hereby are not consummated, each party will keep confidential, not disclose and not use for its own benefit (and will cause its subsidiaries, employees, officers and directors to keep confidential, not disclose, and not use for their own benefit) any information, whether written, oral or in electronic format and whether or not identified as “confidential” at the time of its disclosure, obtained with respect to the other party or its subsidiaries, employees, officers and directors as a result of the transaction contemplated hereby or Purchaser’s due diligence process in connection herewith (“Confidential Information”).  The obligation set forth in the preceding sentence will not apply to Confidential Information which (i) is in the public domain on the date hereof, (ii) enters the public domain after the date hereof (other than by reason of the breach of any confidentiality obligation), (iii) was known to the receiving party prior to receipt from the disclosing party, (iv) is independently developed by the receiving party after the date hereof, (v) is disclosed to the receiving party by a third party not in violation of the proprietary or other rights of the other party or (vi) is disclosed pursuant to a requirement of law or judicial process.

12.2

Expenses.  Except as otherwise provided herein, each of the parties hereto shall bear its respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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12.3

No Assignment.  The rights and obligations of the parties hereunder may not be assigned without the prior written consent of the other party hereto, except that Purchaser may assign its rights and obligations hereunder to any wholly-owned subsidiary formed for the purpose of making the acquisition contemplated hereby.

12.4

Headings.  The headings contained in this Agreement are included for purposes of convenience only, and will not affect the meaning or interpretation of this Agreement.

12.5

Integration, Modification and Waiver.  This Agreement, together with the Schedules or other instruments as may be delivered hereunder, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, understandings, communications, whether written or verbal between the parties in relation thereto.  No supplement, modification or amendment of this Agreement will be binding unless executed in writing by each of the parties’ duly authorized representatives hereto.  No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.  The recitals shall form part of this Agreement.

12.6

Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” means including without limitation.  Any reference to the singular in this Agreement also includes the plural and vice versa.

12.7

Severability.  If any provision of this Agreement or the application of any provision hereof to any party or circumstance is, to any extent, adjudged invalid or unenforceable by a court of competent jurisdiction, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby.

12.8

Notices.  All notices and other communications required or permitted hereunder must be in writing and will be deemed to have been duly given when delivered in person, or when dispatched by electronic mail or facsimile transmission (provided there is confirmation of such facsimile transmission), or the next business day after having been dispatched by an internationally recognized courier service to the appropriate party at the address specified below:

If to the Seller:

Laurence King, Chairman

160 Summit Avenue

Montvale, NJ 07645

Email: Lking@themarlargroup.com

If to the Purchaser:

Michael R. Rosa

c/o Enviromart Industries, Inc.

4 Wilder Dr., #7

Plaistow, NH 03865

Email: mrosa@enviromartindustries.com

If to the Company:

George Adyns, President

Enviromart Industries, Inc.

4 Wilder Dr., #7

Plaistow, NH 03865

Email: gadyns@enviromartindustries.com

Any party hereto may change its address or facsimile number for the purposes of this Section 12.8 by giving notice as provided herein.

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12.9

Governing Law.  This Agreement is to be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

12.10

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by fax or electronic transmission is sufficient to bind the parties to the terms and conditions of this Agreement.

12.11

Disputes.  In case of any dispute hereunder, the prevailing party shall be entitled to be reimbursed by the other party for its reasonable legal fees and expenses.

12.12

Further Assurances.  The Company and the Purchaser from time to time after the Closing at the request of Seller and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered hereunder and take such other action as Seller may reasonably require to more effectively transfer and assign to, and vest in, Seller all of the Seller Shares.

12.13

Payment by Company and Purchaser of Assumed Liabilities.  The Purchaser and Company shall promptly pay, or make adequate provision for the payment, in full all of the liabilities of the Seller for which the Purchaser and Company have expressly agreed to be responsible under this Agreement.  If any such liabilities are not so paid or provided for, or if Seller reasonably determines that failure to make any payments will impair conduct of the business conducted by the Seller, Seller may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and thereafter set off and deduct the full amount of all such payments from amounts due to the Company from The Rushcap Group, Inc. under the Inventory Financing Agreement.  Company shall receive full credit under the Inventory Financing Agreement and this Agreement for all payments so made.  If the Inventory Financing Agreement is no longer in effect, Seller shall bill the Purchaser and Company for such payment and the Company and Purchaser shall reimburse the Seller for any payment so made within 15 days of invoice.  ..

12.14

Assistance in Proceedings The Purchaser and Company  will cooperate with Seller and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any transaction contemplated hereby or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the Company or its business.

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[Signature page to Stock Purchase Agreement dated March 21, 2016]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Seller: The Enviromart Companies, Inc. By: /s/ Laurence King Name: Laurence King Title: Chairman Company: Enviromart Industries, Inc. By: /s/ George R. Adyns Name: George Adyns Title: President
Purchaser: /s/ Michael R. Rosa Name: Michael R. Rosa, individually

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EXHIBIT A

CLOSING DATE BALANCE SHEET

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EXHIBIT B

RELEASE

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GENERAL RELEASE

This General Release is given by Michael R. Rosa, George Adyns and Enviromart Industries, Inc. (collectively, the “Releasors”) in connection with and pursuant to that certain Stock Purchase Agreement dated March 21, 2016 between the Michael R. Rosa, Enviromart Industries, Inc. and The Enviromart Companies, Inc. (“Purchase Agreement”).

RECITALS

Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

This Release is being given in consideration of the Seller’s transfer to the Purchaser of the Company Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed.

The Releasors acknowledge and agree that the releases given hereby are a material inducement to the Seller’s entering into the Purchase Agreement.

AGREEMENT

1.

Recitals. The foregoing recitals are hereby incorporated into this Release.

2.

General Release. The Purchaser, George Adyns and the Company (together with its predecessors, successors, affiliates, subsidiaries, parent companies, DBA's, insurers, subcontractors, contractors, employees, former employees, directors, officers, shareholders, members and any other related entities) hereby fully release, remise, acquit and forever discharge the Seller (together with its predecessors, successors, affiliates, subsidiaries, parent companies, DBA's, insurers, attorneys, accountants, lenders, consultants, subcontractors, contractors, employees, former employees, directors, officers, shareholders, members and any other related entities) from any and all claims, demands, actions, causes of action, damages, obligations, losses and expenses of whatsoever kind or nature, known or unknown, choate or inchoate, directly or indirectly arising out of, or related to, any matter arising prior to the date hereof.  This release shall not apply to any claims or suits arising from or pertaining to the Purchase Agreement.  This release shall be binding from the date hereof to eternity.  The parties acknowledge that this release should receive full faith and credit from all courts and agencies.

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[Signature Page to Release Agreement]

Executed by the parties as an instrument under seal as of __________, 2016.

Seller:

The Enviromart Companies, Inc.

By: _______________________

Name: Laurence King

Title: Chairman

Company:

Enviromart Industries, Inc.

By: ______________________

Name: George Adyns

Title: President

Purchaser:

______________________________

Name: Michael R. Rosa, individually

George Adyns

______________________________

Name: George Adyns, individually